EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement of Saxon Capital, Inc. on Form S-8 of our report on Saxon Capital, Inc. dated March 10, 2004, appearing in the prospectus as part of Registration Statement No. 333-116028 on Form S-11 of Saxon REIT, Inc., for the year ended December 31, 2003 filed with the Securities and Exchange Commission on September 21, 2004.

/s/ Deloitte & Touche LLP
Richmond, Virginia
November 10, 2004